UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

December 7, 2015

DOLBY LABORATORIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32431	90-0199783
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1275 Market Street

San Francisco, CA 94103-1410

(Address of principal executive offices) (Zip Code)

(415) 558-0200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Approval of 2016 Dolby Executive Annual Incentive Plan

On December 7, 2015, the Compensation Committee (the “Committee”) of the Board of Directors of Dolby Laboratories, Inc. (the “Company”) adopted an executive cash bonus plan for fiscal 2016, entitled the 2016 Dolby Executive Annual Incentive Plan (the “Executive Plan”). A copy of the Executive Plan is filed with this report as Exhibit 99.1 and is incorporated herein by reference.

Only Company executive officers and other officers of the Company who are selected by the Committee are eligible to receive bonuses pursuant to the Executive Plan. Individual target bonuses are based on a percentage of each executive officer’s base salary. For fiscal 2016, the Committee set the following target bonuses for the Company’s named executive officers, currently consisting of Kevin Yeaman, President and Chief Executive Officer; Lewis Chew, Executive Vice President and Chief Financial Officer; Michael Bergeron, Senior Vice President, Worldwide Sales and Field Operations; and Bob Borchers, Senior Vice President and Chief Marketing Officer:

Chief Executive Officer	100% of his base salary
Senior Vice President, Worldwide Sales and Field Operations	75% of his base salary
Each other named executive officer	65% of his respective base salary

The actual bonus amount payable to the Company’s Chief Executive Officer will be determined by multiplying his base salary by his target bonus percentage and then adjusting such target bonus to reflect the extent to which the Company meets the non-GAAP operating income and revenue goals during fiscal 2016 that are set by the Committee. The actual bonus amount may be less than, or exceed, the Chief Executive Officer’s target bonus, depending on the extent to which the Company meets the non-GAAP operating income and revenue goals during fiscal 2016. In addition, the Committee, in its sole discretion, may reduce (but not increase), the amount otherwise payable to the Chief Executive Officer as determined in accordance with the foregoing formula.

The actual bonuses for all other participating named executive officers will be determined by multiplying base salary by the applicable target bonus percentage and then adjusting such number based on (i) the extent to which the Company meets the non-GAAP operating income and revenue goals and (ii) such other criteria as the Committee, with input from the Chief Executive Officer, in its sole and absolute discretion, determines are appropriate to calculate and determine such final bonus amount for any such executive officer. As a result, the actual bonus amount paid to any such executive officer may be less than, or exceed, the executive officer’s target bonus. In addition, the Chief Executive Officer may recommend increases or decreases of up to 25% of each executive officer’s calculated award payout amount, for the Committee to consider in determining the final bonus amount payable.

Executive Plan funding is capped at 200% of target funding. If Executive Plan funding equals or exceeds 150% of target funding and the payout to any participating executive officer exceeds 125% of such executive officer’s target bonus payout, then 125% of such executive officer’s target bonus payout will be paid in cash and any amount in excess of 125% of such executive officer’s target bonus payout will be satisfied by the grant of restricted stock units. The number of restricted stock units that will be granted to each participating executive officer will be determined by dividing the excess cash amount for each such executive officer by the closing price of a share of Company Class A common stock on the bonus payment date (rounding down to the nearest whole share). One hundred percent of the shares subject to the restricted stock units will vest on the one year anniversary of the date of grant. The restricted stock units will be subject to the Company’s standard form of restricted stock unit agreement.

No actual bonus payment to any executive officer may exceed any limitations set forth in the Dolby Laboratories, Inc. 2005 Stock Plan (the “2005 Stock Plan”). An executive officer may only be paid a bonus under the Executive Plan if the Committee has certified that the applicable non-GAAP operating income and revenue goals have been met.

Approval of Form of Executive Performance-Based Stock Option Agreement

On December 7, 2015, the Committee adopted a form of Executive Performance-Based Stock Option Agreement (the “PSO Agreement”), which is intended to serve as a standard form agreement for performance-based options issued to the Company’s executive officers under the 2005 Stock Plan. The Company may in the future grant equity awards to its executive officers substantially in accordance with the terms of the form of PSO Agreement, the material terms of which are briefly described below.

The terms of the PSO Agreement provide for the grant of performance-based stock options to the Company’s executive officers, with shares of the Company’s Class A Common Stock underlying such awards to be earned contingent on the Company’s achievement of pre-established annualized Dolby Class A Common Stock total stockholder return (“TSR”) levels over a multi-year performance period.

The performance-based stock options will vest in accordance with the individual vesting schedule established by the Committee for each grant reflected on the PSO Agreement. With respect to the number of shares that may vest and become exercisable, the PSO Agreement sets forth (i) a threshold performance level of TSR that must be achieved for any shares to vest, (ii) a target performance level of TSR, and (iii) a maximum performance level of TSR, which caps the total number of shares issuable under the award (with results falling between such levels determined on a straight line interpolation basis). Vesting may only occur after the Committee has certified the TSR performance goal that has been met. Generally, performance-based stock options that have not vested by the time of a recipient’s termination of service with the Company will be forfeited.

The description of the form of PSO Agreement set forth herein does not purport to be complete and is qualified in its entirety by reference to the full text of the form of PSO Agreement attached hereto as Exhibit 99.2, which is incorporated herein by reference.

Section 9 - Financial Statements and Exhibits

ITEM 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	2016 Dolby Executive Annual Incentive Plan

99.2	Form of Executive Performance-Based Stock Option Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOLBY LABORATORIES, INC.

By:	/s/ Andy Sherman
Andy Sherman Executive Vice President, General Counsel and Secretary

Date: December 11, 2015

EXHIBIT INDEX

Exhibit No.	Description

99.1	2016 Dolby Executive Annual Incentive Plan

99.2	Form of Executive Performance-Based Stock Option Agreement